As filed with the Securities and Exchange Commission on April 19, 2024

Registration No. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

INNSUITES HOSPITALITY TRUST

(Exact name of registrant as specified in governing instruments)

OHIO

(State or other jurisdiction of incorporation or organization)

33-6647590

(I.R.S. Employer Identification Number)

InnSuites Hospitality Centre

1730 E. Northern Avenue, Suite 122

Phoenix, AZ 85020

(602) 944-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian James Wirth
InnSuites Hospitality Centre

1730 E. Northern Avenue, Suite 122

Phoenix, AZ 85020

(602) 944-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

May, Potenza, Baran & Gillespie
1850 N. Central Avenue

Suite 1600
Phoenix, AZ 85004
(602) 252-1900

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐

Non- accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price per unit	Proposed maximum aggregate offering price (2)(3)(4)	Amount of registration fee (3)
Common Stock, without par value per share	1,000,000	$1.45	$1,450,000	$214.02
Total Offering (4)		-	$1,450,000	$214.02

(1) Pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act), the securities registered hereunder include such indeterminate number of shares of common stock. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3) Calculated pursuant to Rule 457(a) under the Securities Act.

(4) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued by the Registrant from time to time pursuant to this registration statement exceed $1,450,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

InnSuites Hospitality Trust

1,000,000 Shares

Common Stock

InnSuites Hospitality Trust, together with its subsidiaries (the “Company,” “our,” “we” or “us”) is an Ohio Business Trust real estate investment trust (“REIT”) that is taxed as a C-Corporation. Our portfolio currently consists of 2 midmarket hotels, and our investment strategy is predominantly focused on investing diversified investments in the United States. We were formed as an unincorporated Ohio Business Trust in 1971. We own our lodging investments and conduct some of our management business through RRF Limited Partnership (“InnSuites Trust OP”), our operating partnership. RRF Limited Partnership, a Delaware Limited partnership, is a 75,98% owned subsidiary of the Company.

This prospectus relates to our offer and sale of up to 1,000,000 shares of common stock, without par value (“Common Stock”), of the Company, InnSuites Hospitality Trust. The Company is now eligible to use a Form S-3 and the Company is filing this prospectus in order to register for resale any future resale. We will receive proceeds from the sale of Common Stock once the registration statement of which this prospectus is a part is declared effective.

We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our Common Stock is listed on the New York Stock Exchange, American, (the “NYSE-American”) under the symbol “IHT.” On April 19, 2024, the last sale price of our Common Stock, as reported on the NYSE, was in the range of $1.54 per share.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” listed in this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We are a “smaller reporting company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

The date of this prospectus is                                   April 19, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Before making your investment decision, we urge you to carefully read this prospectus and all of the information contained in the documents incorporated by reference in this prospectus, as well as the additional information described under the headings “Where You Can Find More Information.”

In connection with the offer and sale of securities, we may provide a supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide you with any information or to make any representations other than that contained in or incorporated by reference in this prospectus, any prospectus supplement or in any related free writing prospectus filed by us with the SEC. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

You should rely only on the information contained or incorporated by reference in the prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “our company,” “we,” “us,” “our” or “InnSuites Trust” refer to InnSuites Hospitality Trust, an unincorporated Ohio Business Trust, and, as the context may require, its consolidated subsidiaries, including RRF Limited Partnership, a Delaware limited partnership, which we refer to as “our operating partnership” or “InnSuites Trust OP.”

Our logo design is our trademark. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. For convenience, our logo appears in this prospectus without the ™ symbol, but those uses are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to this trademark.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the entire prospectus, especially as described in “Risk Factors,” before deciding to invest in common stock.

Overview

InnSuites Hospitality Trust (the “Trust”, “IHT”, “we”, “us” or “our”) is a publicly traded unincorporated Ohio business real estate investment trust (REIT), with two hotels that IHT has an ownership interest in and manages. The Trust and its shareholders, both directly and through a Partnership, own interests in two hotels with an aggregate of 270 hotel suites in Arizona and New Mexico. Both are operated under the federally trademarked name “InnSuites”, as well as operating under the franchise brand name “Best Western”. The Trust and its shareholders hold a diversification $1 million 6% convertible debenture in UniGen Power Inc., (“UniGen”), approximately $633,750 in UniGen’s privately held common stock (540,000 shares), and hold warrants to make further UniGen Investments in the future.

Hotel Operations:

Our Tucson, Arizona Hotel and our Hotel located in Albuquerque, New Mexico are moderate service hotels. Both hotels offer swimming pools, fitness centers, business centers, and complimentary breakfast. In addition, the Hotels offer complementary social areas and modest conference facilities. The Tucson hotel has “PJ’s” Pub and Café, as well.

The Trust is the sole general partner of RRF Limited Partnership, a Delaware limited partnership (the “Partnership”), and owned a 75.98% interest in the Partnership as of July 31, 2023. As of July 31, 2023, the Partnership owns a 51.01% interest in an InnSuites® hotel located in Tucson, Arizona. The Trust owns a direct 21% interest in an InnSuites® hotel located in Albuquerque, New Mexico.

RRF Limited Partnership, a subsidiary, manages the Hotels’ daily operations under 2 management agreements. The Trust also provides the use of the “InnSuites” trademark to the Hotels. All expenses and reimbursements between the Trust and RRF Partnership have been eliminated in consolidation.

The Trust classified the Hotels as operating assets, but these assets are available for sale. At this time, the Trust is unable to predict when, and if, either of these will be sold. Neither the Tucson Hotel nor the Albuquerque Hotel is currently listed for sale but the Trust is willing to consider offers for each Hotel. Each of the Hotels is being made available at a price that management believes is reasonable in relation to its current fair market value, earnings, profits, and replacement cost.

Corporate Information

Our principal executive offices are located at 1730 E. Northern Avenue, Suite 122 Phoenix Arizona 85020. Our telephone number is (602) 944-1500. Our website is www.Innsuitestrust.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any other report or document that we file with or furnish to the SEC. We have included our website address in this prospectus as an inactive textual reference and do not intend it to be an active link to our website.

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THE OFFERING

The Company is now eligible to use a Form S-3 and the Company is filing this prospectus. The company is registering 1,000,000 shares of Common Stock pursuant to this registration statement. Actual sales of shares of our Common Stock will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our company and our operations  .

Under the applicable rules of the NYSE, in no event may we issue more than 1,000,000 shares of our Common Stock, which represents approximately 10% of the shares of our Common Stock outstanding (the “Aggregate Limit”).

As of April 19, 2024, there were 9,023,806 shares of our Common Stock outstanding, of which 2,379,626 shares were held by non-affiliates. If all of the 1,000,000 shares offered for resale under this prospectus were issued and outstanding as April 19, 2024, such shares would represent approximately 10% of the total number of shares of our Common Stock outstanding and approximately 25% of the total number of outstanding shares held by non-affiliates.

Issuances of our Common Stock will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance.

SECURITIES OFFERED

Common Stock to be offered	1,000,000 shares of Common Stock

Common Stock outstanding prior to this offering	9,023,806 shares as of April 19, 2024

Common Stock to be outstanding after this offering.	10,023,806 shares (based on 9,023,806 shares of Common Stock outstanding as of April 19, 2024

Use of Proceeds

We will receive all proceeds from the sale of shares of Common Stock in this offering. The amount of gross proceeds we receive from such sales will depend upon the number of shares we issue, and the market price of our Common Stock at or prior to the time of such issuance. We expect to use the net proceeds from the sale of the shares of our Common Stock for general corporate purposes, which may include acquisitions of additional properties or diversify-related securities, as suitable opportunities arise, the joint venture of investments, the repayment of outstanding indebtedness, the repurchase of our outstanding equity securities, capital expenditures, the expansion, redevelopment or improvement of properties in our portfolio, working capital and other general purposes.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Symbol on the NYSE-American	“IHT”

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RISK FACTORS

An investment in our securities involves various risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our Quarterly Reports on Form 10-Q and subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.

Risks Related to the Offering

Investors who purchase shares in this offering may experience different levels of dilution and may experience a decline in the value of their shares as a result of issuance of shares of Common Stock at prices lower than the prices investors paid for their shares in this offering.

We generally have the right to control the timing and amount of any sales of our shares depending upon market conditions and other factors to be determined by us. We may ultimately decide to issue all, some or none of the shares of our Common Stock that may be available for us to issue. Because the purchase price per share to be paid for the shares of Common Stock that we may elect to issue will fluctuate based on the market prices of our Common Stock at the times such sales are made, it is not currently possible to predict the number of shares that will be sold, the actual purchase price per share to be paid for those shares, or the actual gross proceeds to be raised in connection with those sales. As a result, investors who purchase shares in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase in this offering as a result of future sales made by us at prices lower than the prices such investors paid for their shares in this offering.

Our management team will have broad discretion over the use of the net proceeds from our issuance of Common Stock and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our issuance of shares of Common Stock and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team regarding the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flows.

Risks Related to Our Business and Industry – Hotel Properties

We operate in a highly competitive industry.

The lodging industry is highly competitive. Our principal competitors are other owners and investors in full-service and moderate service hotels, as well as major hospitality chains with well-established and recognized brands. We also compete against smaller hotel chains and independent and local hotel owners and operators, and from peer-to-peer inventory sources that allow travelers to stay at homes and apartments booked from owners. Our competitors may have greater commercial, financial and marketing resources and more efficient technology platforms, which could allow them to improve their properties and expand and improve their marketing efforts in ways that could affect our ability to compete effectively.

The growth of internet reservation channels is another source of competition that could adversely affect our business. A significant percentage of hotel rooms for individual customers are booked through internet travel intermediaries. As intermediary bookings increase, they may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our hotels.

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Our brand managers require us to make capital expenditures pursuant to property improvement plans (“PIPs”), and any failure on our part to make the expenditures required under the PIPs or to comply with brand standards could cause the hotel brands to terminate the membership agreements.

In connection with our ownership of the Properties in December 2021, our brand manager required us to agree to undertake PIPs in the amount of approximately $4 million. If we do not satisfy the PIP renovation requirements, the hotel brand may have the right to terminate the applicable agreement. In addition, in the event that we are in default under any membership agreement as a result of our failure to comply with the PIP requirements, in general, we will be required to pay the brand manager liquidated damages. In addition, our brand manager may require that we make renovations to certain of our hotels in connection with revisions to our membership agreements. In addition, upon regular inspection of our hotels, our hotel brands may determine that additional renovations are required to bring the physical condition of our hotels into compliance with the specifications and standards each hotel brand has developed.

Because our hotels are operated under membership agreements termination of these agreements could cause us to lose business at our hotels or lead to a default or acceleration of our obligations under certain of our debt instruments.

All of our hotels are operated under membership agreements with Best Western. In general, under these arrangements, the brand manager provides marketing services and room reservations and certain other operating assistance, but requires us to pay significant fees to it and to maintain the hotel in a required condition. If we fail to maintain these required standards, then the brand may terminate its agreement with us and obtain damages for any liability we may have caused. Moreover, from time to time, we may receive notices from the brands regarding our alleged non-compliance with the membership agreements, and we may disagree with these claims that we are not in compliance. Any disputes arising under these agreements could also lead to a termination of a franchise, management or operating lease agreement and a payment of liquidated damages. Such a termination may trigger a default or acceleration of our obligations under some of our debt instruments. In addition, as our membership agreements expire, we may not be able to renew them on favorable terms or at all. If we were to lose a hotel brand for a particular hotel, it could harm the operation, financing or value of that hotel due to the loss of the hotel brand name, marketing support and centralized reservation system. Accordingly, if we lose our membership agreements, it could materially and adversely affect our results of operations and profitability as well as limit or slow our future growth.

The need for business-related travel, and, therefore, demand for rooms in our hotels may be adversely affected by the increased use of business-related technology.

During 2020 and 2021, the COVID-19 pandemic caused a significant decrease in business-related travel as companies turned to virtual meetings in order to protect the health and safety of their employees. While business transient demand improved in 2021 as compared to 2020, it remains well below pre-pandemic levels. The increased use of teleconferencing and video-conference technology by businesses may continue in the future, which could result in further decreases in business travel as companies become accustomed to the use of technologies that allow multiple parties from different locations to participate in meetings without traveling to a centralized meeting location, such as our hotels. To the extent that such technologies, or new technologies, play an increased role in day-to-day business interactions and the necessity for business-related travel decreases, demand for hotel rooms may decrease and our hotels could be adversely affected.

Rising operating expenses or low occupancy rates could reduce cash flow.

Our hotels, and any hotels we may buy in the future, are and will be subject to operating risks common to the lodging industry in general. If any hotel is not occupied at a level sufficient to cover our operating expenses, then we could be required to spend additional funds for that hotel’s operating expenses. For example, during 2020 and 2021, operations at many hotels were either temporarily suspended or reduced due to the COVID-19 pandemic, and hotel owners were required to fund hotel payroll expenses, maintenance expenses, fixed hotel costs such as ground rent, insurance expenses, property taxes and scheduled debt payments. Hotels may be subject to increases in real estate and other tax rates, utility costs, operating expenses including labor and employee-related benefits, insurance costs, repairs and maintenance and administrative expenses, which could reduce cash flow.

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Laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations. Noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages.

Our hotel properties are subject to various federal, state and local laws relating to the environment, fire and safety and access and use by disabled persons. Under these laws, courts and government agencies have the authority to require us, if we are the owner of a contaminated property, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow funds using the property as collateral or to sell the property. Under such environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in or working at a hotel may seek to recover damages for injuries suffered. Additionally, some of these environmental laws restrict the use of a property or place conditions on various activities. For example, some laws require a business using chemicals (such as swimming pool chemicals at our hotels) to manage them carefully and to notify local officials that the chemicals are being used.

We could be responsible for the types of costs discussed above. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could reduce the funds available for distribution to our stockholders. Future laws or regulations may impose material environmental liabilities on us, or the current environmental condition of our hotel properties may be affected by the condition of the properties in the vicinity of our hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

Our hotel properties are also subject to the Americans with Disabilities Act (“ADA”). Under the ADA, all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA’s requirements could require removal of access barriers and non-compliance could result in the U.S. government imposing fines or in private litigants’ winning damages. If we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our financial condition and results of operations could be harmed. In addition, we are required to operate our hotel properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and become applicable to our properties.

Risks Related to Our Business

We have paid annual dividends each year since our incorporation was registered on NYSE in 1971. We currently pay $0.02 per year.

We may not be able to continue distributing annual dividends. We do anticipate paying any dividends on our outstanding Common stock of $0.01 per share on February 5, 2024, and July 31, 2024, but there is no certainty. The Board of Directors will continue to review our dividend policy and make future announcements with respect thereto.

Forward-looking statements reflect our current views in respect of future events and financial performance, but are subject to many uncertainties and factors relating to the operations and business environment of the Hotels that may cause our actual results to differ materially from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties include, but are not limited to:

●	Virus Pandemic and its effect on the Travel Industry;

●	potential risk of investments, including the diversification investment in UniGen;

●	inflation and economic recession;

●	terrorist attacks or other acts of war;

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●	local, national or international, political economic and business conditions, including, without limitation, conditions that may, or may continue to, affect public securities markets generally, the hospitality and travel industry or the markets in which we operate or will operate;

●	available cash, supply chain issues, and increased labor costs for diversified clean energy development and production;

●	fluctuations in hotel occupancy rates;

●	changes in room rental rates that may be charged by InnSuites in response to market rental rate changes or otherwise;

●	seasonality of our hotel operations business;

●	collectability of all receivables

●	our ability to sell any of our Hotels at market value, or at all;

●	interest rate fluctuations;

●	changes in, or reinterpretations of, governmental regulations, including, but not limited to, environmental and other regulations, the Americans with Disability Act, Covid-19 restrictions, and federal income tax laws and regulations;

●	competition including supply and demand for hotel rooms and hotel properties;

●	availability of credit or other financing;

●	our ability to meet present and future debt service obligations;

●	our ability to refinance or extend the maturity of indebtedness at, prior to, or after the time it matures;

●	any changes in our financial condition or operating results due to acquisitions or dispositions of hotel properties;

●	insufficient resources to pursue our current strategy;

●	concentration of our investments in the InnSuites ® brand;

●	loss of membership contracts;

●	the financial condition of franchises, brand membership companies, travel related companies, and receivables from travel related companies;

●	ability to develop and maintain positive relations with “Best Western” and potential future franchises or brands;

●	real estate and hospitality market conditions;

●	hospitality industry factors;

●	our ability to carry out our strategy, including our strategy regarding diversification and investments;

●	the Company’s ability to remain listed on the NYSE American;

●	the need to periodically repair and renovate our Hotels at a cost at or in excess of our standard 4% reserve;

●	tariffs and health travel restrictions may affect trade and travel;

●	our ability to cost effectively integrate any acquisitions with the Trust in a timely manner;

●	increases in the cost and availability of labor, energy, healthcare, insurance and other operating expenses as a result of inflation, or changed or increased regulation, or otherwise;

●	outbreaks of communicable diseases attributed to our hotels or impacting the hotel industry in general;

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●	natural disasters, including adverse climate changes in the areas where we have or serve hotels;

●	airline strikes;

●	transportation and fuel price increases;

●	adequacy of property and liability insurance coverage including liability coverage, and increases in cost for property, liability, and health care coverage for employees and potential government regulation with respect to health care coverage;

●	data breaches or cybersecurity attacks, including breaches impacting the integrity and security of employee and guest data; and
●	loss of key personnel and uncertainties in the interpretation and application of the 2017 Tax Cuts and Jobs Act.

We do not undertake any obligation to update publicly or revise any forward-looking statements whether as a result of new information, future events or otherwise except as may be required by law. Pursuant to Section 21E(b)(2)(E) of the Securities Exchange Act of 1934, as amended, the qualifications set forth hereinabove are inapplicable to any forward-looking statements in this Form 10-K relating to the operations of the Partnership.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein contain forward-looking statements that are subject to various risks and uncertainties. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

● the impact of COVID-19 and numerous governmental travel restrictions and other orders on our business including one or more possible recurrences of COVID-19 cases causing state and local governments to reinstate travel restrictions;

● our business and investment strategy;

● anticipated or expected purchases or sales of assets;

● our projected operating results;

● completion of any pending transactions;

● our ability to restructure existing property level indebtedness;

● our ability to secure additional financing to enable us to operate our business during the pendency of COVID-related business weakness, which has materially impacted our operating cash flows and cash balances;

● our understanding of our competition;

● market trends;

● projected capital expenditures; and

● the impact of technology on our operations and business.

Such forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Factors that could have a material adverse effect on our forward-looking statements include, but are not limited to:

● general volatility of the capital markets and the market price of our securities;

● general and economic business conditions affecting the lodging and travel industry;

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● changes in our business or investment strategy;

● availability, terms, and deployment of capital;

● unanticipated increases in financing and other costs, including a rise in interest rates;

● changes in our industry and the market in which we operate, interest rates, or local economic conditions;

● the degree and nature of our competition;

● changes in governmental regulations, accounting rules, tax rates and similar matters;

● future sales and issuances of our Common Stock or other securities, which might result in dilution and could cause the price of our Common Stock or other securities to decline.

When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The matters summarized under “Risk Factors” and elsewhere in this prospectus could cause our actual results and performance to differ significantly from those contained in our forward looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward looking statements, which reflect our views as of the date of this prospectus. Furthermore, we do not intend to update any of our forward looking statements after the date of this prospectus to conform these statements to actual results and performance, except as may be required by applicable law.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and issued from time to time. We will receive all proceeds from the sale of shares of Common Stock in this offering. The amount of gross proceeds we receive will depend upon the number of shares we issue pursuant the market price of our Common Stock at the time of such sales. We estimate that the gross proceeds to us from the sale of our Common Stock 1,000,000 shares time the sale price. If the average sale price is $3 per share then the proceeds for the sale of all shares would be $3 million.

We expect to use the net proceeds from the sale of the shares of our Common Stock for general corporate purposes, which may include acquisitions of additional properties or hospitality-related securities, as suitable opportunities arise, the origination or acquisition of hotel debt, the joint venture of hotel investments, the repayment of outstanding indebtedness, the repurchase of our outstanding equity securities, capital expenditures, the expansion, redevelopment or improvement of properties in our portfolio, working capital, our Unigen diversification investment, and other general purposes. Further details regarding the use of the net proceeds of a specific series or class of securities will be set forth in the applicable prospectus supplement. It is possible that no shares of our Common Stock will be issued under the Purchase Agreement.

DESCRIPTION OF CAPITAL STOCK

General

We have 9,023,806 outstanding Shares of Beneficial Interest. Additionally, the Partnership Agreement of the Partnership provides for the issuance of two classes of Limited Partnership units, Class A and Class B. Class A and Class B Partnership units are identical in all respects. On July 31, 2023, 200,003 Class A Partnership units were issued and outstanding. Furthermore, as of July 31, 2023, 2,974,038 Class B Partnership units were outstanding. If all the Class A and B Partnership units were converted, the limited partners in the Partnership would receive 3,174,041 Shares of Beneficial Interest of the Trust, each convertible 1 for 1 into IHT stock.

PARTNERSHIP AGREEMENT

The Partnership Agreement of the Partnership provides for the issuance of two classes of Limited Partnership units, Class A and Class B. Class A and Class B Partnership units are identical in all respects. On January 31, 2024 and 2023, 211,755 Class A Partnership units were outstanding, representing 1.60% of the total Partnership units, respectively. Additionally, as of January 31, 2024 and 2023, 2,974,038 Class B Partnership units were outstanding to and owned by James Wirth, the Trust’s Chairman and Chief Executive Officer, and Mr. Wirth’s affiliates, representing 22.51% ownership in the Partnership. If all the Class A and B Partnership units were converted on January 31, 2024 and 2023, the limited partners in the Partnership would receive 3,185,793 and 3,174,041 Shares of Beneficial Interest of the Trust. As of January 31, 2024, and 2023, the Trust owns 10,025,724 general partner units in the Partnership, representing 75.89% of the total Partnership units.

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On January 31, 2024, the total IHT Shares of Beneficial Interest are 9,023,806. Total Class A and Class B RRF Limited Partnership units are 3,185,793. The total diluted shares that are convertible one for one is 12,174,597.

Common Stock

Voting Rights

Each share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. Trustee nominees in an uncontested election are elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that director’s election). In the event of a contested election, as defined in our charter, a plurality voting standard will apply. Five Trustee are elected each for staggered 3-year terms.

Dividend Rights

Holders of shares of our Common Stock are entitled to receive dividends on such stock when, as and if authorized by our board of trustees out of funds legally available therefore. Currently IHT pays two semi-annual dividends of $0.01 per share 2 times a year.

Liquidation Rights

Holders of shares of our Common Stock are entitled to share ratably in the assets of our Company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our Company.

Other Rights and Preferences

Holders of shares of our Common Stock have no preference, conversion, exchange, sinking fund, or redemption and have no preemptive rights to subscribe for any securities of our Company, and generally have no appraisal rights so long as our Common Stock is listed on a national securities exchange and except in very limited circumstances involving a merger where our stock is converted into any consideration other than stock of the successor in the merger and in which our directors, officers, and 5% or greater stockholders receive different consideration than stockholders generally. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our Common Stock will have equal dividend, liquidation and other rights.

Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Common Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Common Stock, imposed by foreign law or by our charter or bylaws.

Listing

The Common Stock is traded on the New York Stock Exchange American (the “NYSE”-American) under the trading symbol “IHT.”

PLAN OF DISTRIBUTION

The shares of Common Stock offered by this prospectus are newly issued stock being offered by IHT. The shares may be sold or distributed from time to time through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The issuance of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

● ordinary brokers’ transactions;

● transactions involving cross or block trades;

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● through brokers, dealers, or underwriters who may act solely as agents;

● “at the market” into an existing market (NYSE-American Exchange) for our Common Stock;

● in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

● in privately negotiated transactions; or

●any combination of the foregoing.

To comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

IHT may be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

IHT intends to use NYSE-American Exchange or one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Such broker-dealer will receive commissions that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent. The compensation paid to any particular broker-dealer by such purchasers of shares of our Common Stock may be less than or in excess of customary commissions.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares, any compensation paid to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus.

We also have agreed to indemnify certain persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $40,000.

At no time prior to the date of the Purchase Agreement has agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. During the term of the Purchase Agreement, any of agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

Our Common Stock is currently listed on the NYSE-American under the symbol “IHT”.

LEGAL MATTERS

The validity of the securities issued under this prospectus will be passed upon for us by May, Potenza, Baran & Gillespie, P.C..

EXPERTS

The consolidated financial statements for each of the three years in the period, and management’s assessment of the effectiveness of internal control over financial reporting as incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BF Borgers CPA PC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts on auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly, and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934. You may read and copy any materials that we file with the SEC without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549-1090. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov.

We also make available free of charge on or through our internet website (www.InnSuitestrust.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and our securities, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, and any filing made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of the registration statement of which this prospectus is a part prior to the termination of the offering of the underlying securities; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

● Our Annual Report on Form 10-K for the Fiscal Year ended January 31, 2023, filed with the SEC on May 1, 2023;

● Our Annual Report on Form 10-K for the Fiscal Year ended January 31, 2024, filed with the SEC on April 8, 2024;

● Our Definitive Proxy Statement on Schedule 14A, filed on July 10, 2023;

● Our Current Report on Form 10-Q, filed with the SEC on December 7, 2023; and

●The Annual Report to Shareholders (ARS) with the SEC on July 10, 2023.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, is automatically updated or superseded if information contained in this prospectus, or information that we later file with the SEC, updates or replaces the statement. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus.

Copies of all documents which are incorporated by reference in this prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus is delivered, upon written or oral request. Requests should be directed to InnSuites Hospitality Trust, 1625 E Northern Ave Phoenix AZ 85020, Attention: Investor Relations (telephone number: (602)-944-1500. You also may obtain copies of these filings, at no cost, by accessing our website at www.InnSuitestrust.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus or incorporated into any other filing that we submit to the SEC.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are estimated below:

SEC registration fee	$214.02
Legal fees and expenses	$9,275
Accounting fees and expenses	$2,725
Miscellaneous expenses	$375
Total	$12,589.02

All expenses incurred in connection with this registration will be borne by the registrant. The selling stockholders shall be responsible for their underwriting commissions and discounts and counsel fees and expenses.

Item 15. Indemnification of Directors and Officers

Under Section 1701.13 of the Ohio General Corporation Law (OGCL), Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Section 1701.13 of the OGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 1701.13.

We maintain liability insurance for all of our directors and officers. The insurance also insures the Company against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.

Item 16. Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

Exhibit No.	Document
2.1	Certificate of Incorporation Name Change
3.1	Second Amended and Restated Declaration of Trust
4.1	[Specimen Common Stock Certificate]
5.1	Our Annual Report on Form 10-K for the Fiscal Year ended January 31, 2024, filed with the SEC on April 8, 2024;
6.1	Our Annual Report on Form 10-K for the Fiscal Year ended January 31, 2023, filed with the SEC on May 1, 2023;
7.1	Our Current Report on Form 10-Q, filed with the SEC on December 7, 2023
107	Filing Fee Table

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B;

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the Securities Act prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. Furthermore, it certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 duly authorized, in the City of Phoenix, State of Arizona.

INNSUITES HOSPITALITY TRUST

Date: April 19, 2024	/s/ James F. Wirth
James F. Wirth
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: April 19, 2024	/s/ Sylvin R. Lange
Sylvin R. Lange
Sylvin Lange, Chief Financial Officer (Principal Financial and Accounting Officer)

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